EX-10.17

                 LICENSE, STAFFING, PURCHASE AND SALE AGREEMENT

                                    BETWEEN

                          FIRST MORTGAGE NETWORK, INC.

                                      AND

                          ATLANTA INTERNET BANK, INC.


                           Dated as of April 1, 1998



THIS LICENSE, STAFFING, PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of April 1, 1998 between FIRST MORTGAGE NETWORK, INC., a Florida corporation having an office at 8751 Broward Blvd., Fifth Floor, Plantation, Florida 33324 ("Licensor"), and ATLANTA INTERNET BANK, FSB, a Federal savings bank having an office located at 950 Northpoint Parkway, Suite 350, Alpharetta, Georgia 30005 ("Licensee").


WHEREAS, Licensor owns a unique and distinctive format and system (the "System") relating to the establishment and operation of a proprietary single-family residential mortgage loan origination system utilizing the Internet and telemarketing call centers (the "Program");

WHEREAS, Licensor identifies the System by means of certain trade names, service marks, trademarks, logos, emblems and indicia of origin, including but not limited to the Licensor's name and the marks and logos and such other trade names, service marks, and trademarks as are now designated (and may hereinafter be designated by Licensor in writing) for use in connection with the System (the "Proprietary Marks");

WHEREAS, Licensor continues to develop, use, and control the use of such Proprietary Marks in order to identify for the public its ownership of the System, and to represent the System's high standards of quality and service;

WHEREAS, Licensee desires to enter into the business of operating the Program in order to make single-family residential mortgage loans ("Loans") under Licensor's System and wishes to obtain a non-exclusive, non-transferable license (the "License") from Licensor to operate the Program and use the Proprietary Marks in connection therewith, as well as to receive other assistance to be provided by Licensor in connection therewith;

WHEREAS, Licensor operates and outsources a telemarketing call center in support of the operations of financial services companies, including mortgage companies, and Licensee desires assistance with its staffing, space and equipment needs on an interim basis as it establishes its Internet and telemarketing call center under the trade name "American Finance" ("American Finance Internet Origination Center").

NOW THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other party set forth herein, hereby agree as follows:

1.      GRANT AND LICENSE FEE

        1.1 Licensor grants Licensee a non-exclusive license to use the System, including the Program and the Proprietary Marks, solely in regard to those states indicated in Appendix A and during the term of this Agreement (the "License").

        1.2 Upon execution of this Agreement, Licensee shall pay to Licensor a single fee of ** as full compensation to Licensor for its grant of the License hereunder.

** indicates information which has been omitted pursuant to a confidential treatment request filed separately with the Commission.



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2.      TERM AND RENEWAL

        2.1 Except as otherwise provided herein, the term of this Agreement shall expire one (1) year from the date of this Agreement.

        2.2 At its option exercisable by giving written notice to Licensee at least sixty (60) days prior to the first anniversary of the date of this Agreement, Licensor may renew this Agreement for one (1) additional term of one (1) year if Licensor shall have satisfied all monetary obligations owed by Licensor to Licensee and its parent, subsidiaries and affiliates under this Agreement and under any other contract between the parties as of the date of such notice and as of the date of commencement of the renewal term.

        2.3 At its option exercisable by giving written notice to Licensor at least sixty (60) days prior to the first anniversary of the date of this Agreement, Licensee may renew this Agreement for one (1) additional term of one (1) year if Licensee shall have satisfied all monetary obligations owed by Licensee to Licensor and its parent, subsidiaries and affiliates under this Agreement and under any other contract between the parties as of the date of such notice and as of the date of commencement of the renewal term.

        2.4 This Agreement may be terminated with or without cause by Licensor or Licensee upon sixty (60) days written notice to the other party.

3.      FUNDING, PURCHASE AND SALE OF LOANS

        3.1 Licensor agrees to purchase from Licensee, and Licensee agrees to sell to Licensor, in accordance with and subject to the terms and conditions of this Agreement, all Loans made by Licensee under the Program and processed, underwritten and closed under the separate Mortgage Loan Processing Agreement between the parties dated as of even date herewith (the "Processing Agreement"), with each Loan purchase and sale to be consummated (by payment of the Purchase Price for such Loan in accordance with Section 3.2 hereof) within forty-eight (48) hours after Loan settlement and funding to the greatest extent practicable and in all events within seven (7) calendar days after Loan settlement and funding. Such Loans will be sold by Licensee and purchased by Licensor without recourse and on a servicing-released basis, with Licensor undertaking servicing of all Loans so purchased by Licensor.

        3.2 The purchase price ("Purchase Price") to be paid by Licensor and accepted by Licensee for each Loan sold to Licensor pursuant to
               Section 3.1 hereof shall be equal to the sum of: ** Licensor shall be entitled to a credit against the Purchase Price in the amount of ** (i) from and including the date on which the sale and purchase of such Loan is consummated between Licensee and Licensor if the Purchase Price is received by Licensee by 12 noon (prevailing Atlanta, Georgia time) on the date of consummation, or (ii) after the date on which the sale and purchase of such Loan is consummated between the Licensee and Licensor if the Purchase Price is not received by Licensee by 12 noon (prevailing Atlanta, Georgia, time) on the date of consummation. Licensor shall also be entitled to a credit against the Purchase Price in the amount of ** **

** indicates information which has been omitted pursuant to a confidential treatment request filed separately with the Commission.

        3.3 In addition to and not in lieu of the Purchase Price for each Loan, Licensor shall pay Loan Sale Fees to Licensee in accordance with this Section 3.3. The "Loan Sale Fees" shall include (a) ** per Loan funded by Licensee pursuant to the Processing Agreement, which amount shall be due and payable from Licensor to Licensee in immediately available funds simultaneously with the consummation of each Loan sale from Licensee to Licensor pursuant to this Agreement, plus (b) the amount, if any, equal to the difference between ** and the aggregate Loan Sale Fees otherwise due Licensee for Loans that Licensee funds pursuant to the Processing Agreement during May 1998, which amount, if any, shall be due and payable from Licensor to Licensee in immediately available funds no later than June 5, 1998, plus (c) the amount, if any, equal to the difference between ** and the aggregate Loan Sale Fees otherwise due Licensee for Loans that Licensees funds pursuant to the Processing Agreement during June 1998, which amount, if any, shall be due and payable from Licensor to Licensee in immediately available funds no later than July 6, 1998.



        3.4    Upon Licensor's delivery of the Purchase Price and Loan Sale
               Fee applicable to any Loan, Licensee (1) shall deliver to Licensor any and all documents and instruments which evidence, secure, or otherwise relate to such Loan and which are then in Licensee's actual possession and (2) shall release in Licensor's favor any and all rights of Licensee in, to, and under such documents and instruments.

        3.5    If Licensor fails to deliver the Purchase Price and Loan Sale
               Fee for any Loan within seven (7) calendar days after settlement and funding of such Loan or if Licensor otherwise fails to consummate the purchase of such Loan in accordance with this
               Section 3, Licensee, in its sole discretion, shall be entitled to exercise any and all rights and remedies, at law or in equity or otherwise, with respect to any and all such failures by Licensor

** indicates information which has been omitted pursuant to a confidential treatment request filed separately with the Commission.

               and any and all Loans subject to such failures by Licensor, including, without limitation, the following:

               (1) Licensee shall be entitled to effect the sale of any and all such Loans to any other person(s) or entity(ies) at any commercially reasonable price(s) (any such sale being an Alternative Sale"), with Licensor being obligated to indemnify Licensee for any and all losses, damages, liabilities, claims, legal fees, and other expenses incurred by Licensee as a direct or indirect consequence of any and all Alternative Sales, including, without limitation, (i) the Loan Sale Fee which is due for any such Loan under this Agreement and which has not been paid to Licensee and (ii) any positive difference between the Purchase Price due under this Agreement for any such Loan and the price actually received by Licensee through the Alternative Sale of such Loan; and

               (2) Licensee shall be entitled to specific performance of Licensor's obligation to purchase any and all such Loans, together with monetary relief for any and all losses, damages, liabilities, claims, legal fees, and other expenses incurred by Licensee as a direct or indirect consequence of Licensor's breach of this Agreement.

4.      DUTIES OF LICENSOR

        4.1 Licensor shall provide to Licensee technical and administrative support, including the service of contract employees and the rental of requisite space and equipment, as set forth in Section 9 below.

        4.2 Licensor shall provide periodic and continuing advisory assistance to Licensee as to the operation and promotion of the Program as Licensor deems advisable.

        4.3 Licensor shall market and promote the Program, as set forth in Section 10 below.

5.      DUTIES OF LICENSEE

        5.1 Licensee shall operate the Program, under a separate division of Licensee to be known as "American Finance, a division of Atlanta Internet Bank, FSB," or as otherwise denominated by Licensee after consultation with Licensor. Such division shall be operated and managed separately from the mortgage lending operations of Licensee.

        5.2 Licensee will prominently use the Proprietary Marks, subject to specific prior review and approval by Licensor, in all aspects of the Program and otherwise, including, without limitation, in the operation of the Program in relation to prospective borrowers.

        5.3 Licensee acknowledges the proprietary interest of Licensor in all information with respect to the System and Program. Licensee undertakes to comply with its obligations under the Agreement with respect to all Licensor Confidential Information, as defined in Section 8.4 below, and at no time to divulge, disclose, reference, or transfer to any other person such Licensor Confidential Information, including the identities of customers and related information or to use the same for any purpose other than its operations under the License, without the written consent of Licensor.

        5.4 Except as otherwise required by law, all statements of any kind whatsoever by Licensee with regard to the System and Program shall identify Licensor as the sole owner and developer the System and Program. Licensee shall at no time or in any manner whatsoever claim or represent itself to have any rights or interest in the development or ownership of the System or Program, except as explicitly provided by this Agreement.

        5.5 Licensee understands and acknowledges that the rights and duties set forth in this Agreement are solely related to Licensee, and that Licensor has granted this License in reliance on Licensee's business skill, financial capacity, and personal character. Accordingly, Licensee shall not, without prior written consent of Licensor, transfer, pledge, or in any way encumber either the rights and obligations of Licensee under this Agreement or any interest in the System or Program hereunder, except to a permitted assignee under Section 16.1 hereof.

        5.6 Licensee covenants to operate in compliance with the System and shall use best efforts to maintain the highest degree of quality and services. Licensee shall operate the Program in strict conformity with such methods, standards, and specifications as Licensor may from time to time prescribe in the Manual (as defined in Section 7 below) or otherwise in writing.

        5.7 Licensee acknowledges that, subject to Licensor's compliance with its obligations under this Agreement and subject to compliance of the System and the Program with all applicable laws, rules and regulations: (1) Licensor has the full, exclusive authority over the information presented in the Program and over all rules and standards included therein; and (2) in its sole discretion, Licensor may change such content at any time and from time to time; provided that any material changes that would affect Licensee's Program operations or product information will require prior notification of at least three (3) business days to Licensee.

6.      PROPRIETARY MARKS

        6.1 Licensor represents and warrants to Licensee that Licensor is the owner of all right, title, and interest in and to the Proprietary Marks, free and clear of all liens, encumbrances and claims of any kind.

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        6.2    With respect to Licensee's use of the Proprietary Marks
               designated by Licensor, Licensee shall use them only in the manner authorized and permitted by Licensor.

        6.3 Licensee shall use the Proprietary Marks designated only for the operation of the Program licensed hereunder.

        6.4 Unless otherwise authorized or required by Licensor, Licensee shall operate the Program only under the name permitted under
               Section 5.1 hereof, without prefix or suffix.

        6.5 During the term of this Agreement and renewal thereof, Licensee shall identify Licensor (in a manner reasonably acceptable to Licensor) as the owner of the System and Program in conjunction with any use of the Proprietary Marks.

        6.6 Licensee's right to use the Proprietary Marks is limited to such uses as are designated by Licensor or authorized under this Agreement, and any unauthorized use thereof shall constitute an infringement of Licensor's rights if Licensee continues such use on or after the tenth (10th) calendar day following Licensee's receipt of written notice from Licensor to cease such unauthorized use.

        6.7    Licensee expressly understands and acknowledges that:

               6.7.1 Licensor is the owner of all rights, title and interests in and to the Proprietary Marks and the goodwill associated with and symbolized by them.

               6.7.2 The Proprietary Marks are valid and serve to identify the System and Program and those who are authorized to operate under the System.

               6.7.3 Neither Licensee nor any affiliate of Licensee shall directly or indirectly contest the validity of Licensor's ownership of the Proprietary Marks, nor shall Licensee, directly or indirectly, seek to register the Proprietary Marks with any government agency, except with Licensor's express written permission.

               6.7.4 Licensee's use of the Proprietary Marks does not give Licensee any ownership interest or other interest in or to the Proprietary Marks, except the License granted by this Agreement.

               6.7.5 Any and all goodwill arising from Licensee's use of the Proprietary Marks shall inure solely and exclusively to Licensor's benefit, and upon expiration or termination of this Agreement and the License herein granted, no monetary amount shall be assigned as attributable to any goodwill associated with Licensee's use of the System or the Proprietary Marks.

               6.7.6 The right and license to use the Proprietary Marks granted hereunder to Licensee is non-exclusive, and Licensor thus has and retains the rights, among others: to use the Proprietary Marks itself in connection with selling products and services; to grant other licenses for the Proprietary Marks; and to develop and establish other systems using the same or similar Proprietary Marks, or any other proprietary marks, and to grant licenses or franchises thereto without providing any rights therein to Licensee.

               6.7.7 Licensor reserves the right to substitute different proprietary marks for use in identifying the System and Program and the businesses operating thereunder if Licensor's currently owned Proprietary Marks no longer can be used, or if Licensor, in its sole discretion, determines that substitution of different proprietary marks is desirable.

        6.8 Licensee shall require all signs and other materials and documentation which may be designated by Licensor to bear the Proprietary Marks in the form, color, location and manner prescribed by Licensor.

7.      CONFIDENTIAL OPERATING MANUAL

        7.1 In order to protect the reputation and goodwill of Licensor and to maintain high standards of operation under Licensor's Proprietary Marks, Licensee shall conduct its business in accordance with the Licensor's operating manual (the "Manual"), a copy of which will be provided to Licensee concurrently with the parties' execution of this Agreement.

        7.2 Licensee shall at all times treat the Manual, any other materials created for or approved by Licensor for use in the operation of the Program, and the information contained therein, as confidential, and shall use all reasonable efforts to maintain such information as secret and confidential. Licensee shall not at any time copy, duplicate, record or otherwise reproduce the foregoing materials, in whole or in part, nor otherwise make the same available to any unauthorized person.

        7.3 The Licensee's copy of the Manual shall at all times remain the sole property of Licensor and shall at all times be kept in a secure place on Licensee's premises.

        7.4 Subject to the terms and conditions of Section 5.7, Licensor may from time to time revise the contents of the Manual, and Licensee expressly agrees to make corresponding revisions to its copy of the Manual and to comply with each new or changed standard.

        7.5 Licensee shall at all times maintain the Manual and insure that the Manual is kept current and up to date; and, in the event of any dispute as to the contents of the Manual, the terms of the master copy of the Manual maintained by Licensor at Licensor's home office shall be controlling.

8.      CONFIDENTIAL INFORMATION

        8.1 Licensor retains all rights of ownership and copyright in the System and Program and Proprietary Marks except as provided for temporary use by the Licensee under the terms of this Agreement.

        8.2 As between Licensor and Licensee, the System and Program, including its design, structure, operation, programming, output, content, graphics, and all derivative works thereof (other than the proprietary logos and graphics of Licensee), are the sole and exclusive property of Licensor to be licensed under the terms of this Agreement for use by Licensee.

        8.3 Except for the non-exclusive, non-transferable License to use the System and operate the Program, Licensee has no, and shall not acquire any, ownership or other rights or interest in the System or Program as a result of this Agreement or any business relationship with the Licensor, unless the parties hereafter agree to the contrary.

        8.4 Licensee understands and acknowledges that the System and Program contain and embody valuable trade secrets of Licensor. Licensee shall keep confidential the Program and all other information provided by Licensor to Licensee or otherwise acquired by Licensee through the operation of the Program as referred to in Section 10.1 hereof (collectively, the "Licensor Confidential Information") and all copies or physical embodiments thereof in its possession, and shall limit access to the Licensor Confidential Information to those of its personnel. Licensee shall not use any part of the Licensor Confidential Information in any manner other than as expressly permitted under this Agreement. Licensee shall secure and protect the Licensor Confidential Information and any and all copies thereof in its possession through security measures at least as protective as those used by Licensee to maintain the security of its valuable confidential and proprietary information. Upon termination of this Agreement for any reason, Licensee shall upon request return to Licensor all tangible embodiments of Licensor Confidential Information in its possession or under its control, or destroy all such tangible embodiments and certify such destruction in writing. The obligations provided in this Section 8.4 shall not apply to any information which (1) is generally known to the public or in the trade or becomes so generally known without breach of this Agreement by Licensee; (2) is shown by written record to have been known to Licensee prior to its disclosure by Licensor hereunder; (3) is disclosed to Licensee without restriction of confidentiality by a third party who is not in breach of an obligation of confidentiality to Licensor in making such disclosure; or (4) is disclosed by Licensee pursuant to judicial, administrative, or other legally binding order. The obligations of this Section 8.4 shall survive any termination of this Agreement.

        8.5 Licensee acknowledges that any failure to comply with the requirements of this Section 8 will cause Licensor irreparable injury, and Licensee agrees to pay all court costs and reasonable attorney's fees incurred by Licensor in any successful action or proceeding to obtain specific performance of, or an injunction against violation of, the requirements of this Section 8.

9.      STAFFING, SPACE AND EQUIPMENT

        9.1 In order to enable Licensee to utilize the License and make Loans thereunder, Licensor will provide personnel to Licensee on an "as needed" basis and in sufficient number to support the telemarketing functions of Licensee's American Finance Internet Origination Center (the "Support Work"). Such employees shall be assigned to the Support Work on a full-time basis (40 hours per week). All personnel provided for the Support Work shall be selected and trained by Licensor under standards that are consistent with the Program and are not less than those used by Licensor for its own call center operations.

        9.2 Each assigned employee is and shall remain an employee of Licensor and shall not be considered an employee of Licensee. Although it is the responsibility of Licensee to supervise and review the Support Work of each Licensor employee, Licensee will also be entitled to review such Support Work. Any questions or problems with assigned employees shall be communicated to Licensor immediately by Licensee. All contact with an assigned Licensor employee regarding assignment scheduling for Support Work must be coordinated through Licensor.

               9.3 Licensor guarantees satisfaction with each Licensor employee assigned to Support Work for Licensee. If, for any reason, Licensee is dissatisfied with any such Licensor employee's performance, a different Licensor employee will immediately be assigned to the Support Work.

        9.4 Licensor represents and warrants that its employees are adequately covered by workers' compensation insurance and that Licensor assumes total responsibility to pay the employees' salary, all related federal, state, and local payroll taxes and any other applicable charges required by law, and applicable employee benefits, such as health insurance, retirement, etc., if any.

        9.5 Licensor agrees to provide all necessary space to Licensee for its American Finance Internet Origination Center, as well as the use of telephone, computer and other equipment on an "as needed" basis for the operation of Licensee's American Finance Internet Origination Center during the term of this Agreement. Licensor and Licensee will review monthly the space and equipment needs of Licensee. Licensee is authorized to utilize reasonable signage or other marks to indicate to the public Licensee's presence in operating its American Finance Internet Origination Center.

        9.6 As compensation for the staffing, space and equipment provided to Licensee by Licensor in accordance with this Section 9, Licensee shall, with respect to each calendar month during the term hereof, pay Licensor the Staffing Fee and the Facility Fee (as both are hereinafter defined) due for such calendar month, in arrears, on or before the seventh (7th) calendar day of the next succeeding calendar month. All Staffing Fees and Facility Fees shall be paid in immediately available Funds.

        9.7 The "Staffing Fee" shall be ** per Loan funded by Licensee pursuant to the Processing Agreement and purchased by Licensor pursuant to this Agreement.



        9.8 The "Facility Fee" shall be ** per calendar month, provided, however, that the Facility Fee shall be subject to reduction as follows:


               (1) Facility Fee is reduced to ** per month if loan volume in any one month is less than ** Loans, but greater than ** Loans;

               (2) Facility Fee is reduced to ** per month if loan volume in any one month is less than ** Loans, but greater than ** Loans;
                   or

               (3) Facility Fee is reduced to ** per loan per month if loan volume in any one month is less than ** Loans.



        9.9 It is the intent of the parties that all compensation received by Licensor in the form of Staffing Fees and Facility Fees shall not exceed the reasonable value of the services rendered or goods or facilities furnished within the meaning of the Real Estate Settlement Procedures Act, 12 U.S.C. 2601 et seq. as amended from time to time and the regulations which are promulgated thereunder.

10.     MARKETING AND PROMOTION

        10.1 Licensor shall have sole responsibility for the marketing of the Program on behalf of Licensee, including, without limitation, television, radio, print, or electronic advertising and other promotion.

        10.2 Licensee shall at no time advertise, promote, or in any manner whatsoever publish or communicate its role in operation of the System or Program, without the prior written approval of Licensor, except as required by law or regulation.

11.     DEFAULT, TERMINATION, AND OBLIGATIONS THEREAFTER; ARBITRATION

        11.1 If either party or any person holding a controlling interest (direct or indirect) in Licensee becomes a debtor in proceedings under the U.S. Bankruptcy Code or any similar law in the United States or elsewhere, it is the parties' understanding and agreement that any transfer of the License, or any obligations and/or rights hereunder, shall be subject to written approval of

** indicates information which has been omitted pursuant to a confidential treatment request filed separately with the Commission.

               the transfer or termination of the Agreement at the sole discretion of the Licensor.

        11.2 Licensee shall be deemed to be in default and Licensor may, at its option, terminate this Agreement and all rights granted hereunder, without affording Licensee any opportunity to cure the default, effective immediately upon the delivery of written notice to Licensee by Licensor, upon the occurrence of any of the following events, provided that Licensor shall have remitted to Licensee, prior to any such termination being effective, any and all amounts due Licensee from Licensor under this Agreement as of the date of such termination:

               11.2.1 If Licensee at any time ceases to operate or
                      otherwise abandons use of the System and operation of the Program;

               11.2.2 If Licensee or any senior policy making officer
                      thereof is convicted of a felony, a crime involving moral turpitude, or any other crime or offense that is reasonably likely to have a material adverse effect on the System, the Proprietary Marks, the goodwill associated therewith, or Licensor's interest therein;

               11.2.3 If Licensee purports to transfer any rights or
                      obligations under this Agreement or any interest to any third party in a manner that is contrary to the terms of this Agreement; or

               11.2.4 If, contrary to the terms hereof, Licensee
                      discloses or divulges the contents of the Manual or other Licensor Confidential Information provided to Licensee by Licensor without the written approval of Licensor.

        11.3 Subject to the provisions of Section 11.4 hereof, this Agreement may be terminated by either party during the existence of any of the following conditions.

               11.3.1 If the other party ("Other Party") is the subject
                      of any of the following: (1) a court having jurisdiction shall have entered a decree or order constituting an order for relief in respect of the Other Party under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of the Other Party or any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of the Other Party, or any petition seeking such relief or appointment shall have been filed in such a court and shall not have been dismissed within a period of forty-five (45) days (2) the Other Party shall have filed a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or the Other Party shall consent to the institution of proceedings thereunder or to the filing of

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

                      any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Other Party or of any substantial part of properties, or the Other Party shall fail generally to pay its debts as such debts become due, or the Other Party shall take any corporate action in furtherance of any such action; (3) any admission by the Other Party of its insolvency or inability to pay its debts as they fall due; or (4) the adjudication of the Other Party as bankrupt or insolvent;

               11.3.2 If the Other Party fails to pay the terminating
                      party any amount within sixty (60) days after the date on which such amount was first due the terminating party in accordance with this Agreement or, if a due date is not specified herein or therein, within sixty (60) days after the Other Party's receipt of an invoice for such amount.

               11.3.3 If the Other Party is in material breach of or
                      material default under this Agreement.

               11.3.4 If the Other party engages in any dishonest or
                      fraudulent conduct; or

               11.3.5 If it becomes unlawful for the parties hereto to do business in accordance with this Agreement.

        11.4 Upon either party's issuance of proper notice of termination of this Agreement pursuant to this Section 11 or Section 2.4 hereof:

               11.4.1 The parties agree to continue their cooperation in
                      order to affect an orderly termination of their relationship. Each party shall immediately cease accepting Loan applications under the Program, provided, however, that Licensor shall, at Licensee's option, continue the Support Work under the terms and conditions of this Agreement in order to consummate any Loan(s) for which an application has been received by Licensor or Licensee on or prior to the date of termination. All compensation due any party in connection with any such Loan(s) shall be paid in accordance with this Agreement, and Licensor's obligation to purchase any such Loan(s) shall be in full force and effect in accordance with and subject to the terms and conditions of this Agreement.

               11.4.2 Licensee shall comply with Section 11.8 hereof.

        11.5 Any controversy arising in conjunction with or relating to this Agreement, and any amendment hereof, shall be determined and settled by arbitration in a location mutually agreed upon by the parties, in accordance with the rules of the American Arbitration Association. Any arbitration award rendered hereunder shall be final and binding on each of the parties hereto and their respective successors and assigns, and judgment may be entered thereon by any court having jurisdiction. The parties shall

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

               continue their performance under this Agreement while the arbitration proceeding is pending.

        11.6 Licensee agrees, if at any time it operates or begins hereafter to operate any other similar System or Program, not to use any reproduction, counterfeit copy, or colorable imitation of the Proprietary Marks, either in connection with such other System or Program or the promotion thereof, which is likely to cause confusion, mistake or deception or which is likely to dilute Licensor's rights in and to the Proprietary Marks, and further agrees not to utilize any designation of origin, description, trademark, service mark, or representation which suggests or represents a present or past association or connection with Licensor, the System, or the Proprietary Marks.

        11.7 Licensee shall pay Licensor all damages, costs, and expenses (including reasonable attorney's fees) incurred by Licensor, subsequent to the termination of this Agreement pursuant to
               Section 11.2 hereof, in any successful action or proceeding to obtain injunctive or other relief for the enforcement of any provisions of this Section 11.

        11.8 Licensee shall immediately upon expiration or termination of this Agreement deliver to Licensor the Manual, and all other manuals, records, and instructions containing Licensor Confidential Information (including without limitation any copies thereof, even if such copies were made in violation of this Agreement), all of which are acknowledged to be the property of Licensor.

        11.9 Licensor shall provide such access to any copies of the Manual, any records delivered pursuant to Section 11.5, or any reports prepared by Licensee hereunder for any federal or state regulator asserting authority over the activities of Licensee as shall be required by law or regulation or as shall be requested in writing by Licensee.

        11.10 Licensor shall have the option, to be exercised within sixty (60) days after expiration or termination, to purchase from Licensee any or all of its equipment, signs, supplies, or inventory of Licensee related to the operation of the System, at Licensee's cost or fair market value, whichever is less.

12.     INDEPENDENT CONTRACTOR AND INDEMNIFICATION

        12.1 It is understood and agreed by the parties that: (1) neither this Agreement nor the Processing Agreement creates a fiduciary relationship between them; (2) Licensee shall be an independent contractor in its use of the License; (3) Licensor shall be an independent contractor in performing its obligations under
               Section 9 hereof; and (4) nothing in this Agreement or the Processing Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

        12.2 It is understood and agreed that nothing in this Agreement authorizes either party to make any contract, agreement, warranty, or representation on the other party's behalf, or to incur any debt or other obligation in the other party's name; and that the other party shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action.

        12.3 Licensor shall indemnify and hold Licensee harmless from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (collectively, "Liabilities"), and agrees to promptly defend Licensee from, and reimburse Licensee for, all such Liabilities, including, without limitation, reasonable attorney's fees, arising or resulting from: (1) any challenge by another person to any patent, trademark or intellectual property interest used by Licensee under this Agreement; or (2) Licensor's negligence or wrongdoing in any related proceeding; or (3) any failure of the System, the Program or Licensor to comply, and to cause all Loans to be in compliance, with any applicable Federal or state law, rule or regulation (including without limitation the Consumer Credit Protection Act, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, the Federal Trade Commission Act, and state statutes purporting to regulate or license the origination of or terms and conditions of Loans generated by the Program);
               (4) any challenge to Licensee's authority to use the System and operate the Program; (5) any breach of Licensor's representations and warranties under this Agreement; or (6) any and all claims by borrowers relating to any matters referenced under foregoing clauses (1) through (5), inclusive. This Section
               12.3 shall survive the expiration or termination of this Agreement.

        12.4 Licensee shall indemnify and hold Licensor harmless against any and all claims arising directly from or as a result of: (1) Licensee's use of the System and operation of the Program (as well as the costs, including reasonable attorney's fees, of defending against them) in violation of this Agreement; or (2) any breach of Licensee's representations and warranties under this Agreement. This Section 12.4 shall survive the expiration or termination of this Agreement.

13.     APPROVALS AND WAIVERS

        13.1 No delay, waiver, omission, or forbearance on the part of either party to exercise any right, option, duty, or power arising out of any breach or default by the other party under any of the terms, provisions, covenants, or conditions hereof, shall constitute a waiver by such first party to enforce any such right, option, duty or power against the other party, or as to subsequent breach or default by the other party.

14.     SEVERABILITY AND CONSTRUCTION

        14.1 Each portion, section, part, term, and/or provision of this Agreement shall be considered severable; and if, for any reason, any section, part, term, and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency asserting jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, and/or provisions of this Agreement as may remain otherwise intelligible; and the latter shall continue to be given full force and effect and bind the parties hereto; and said invalid portions, sections, parts, terms and/or provisions shall be deemed not to be part of this Agreement.

        14.2 All captions in this Agreement are intended solely for the convenience of the parties, and shall not be deemed to affect the meaning or construction of any provision hereof.

        14.3 All provisions of this Agreement which, by their terms or intent, are designed to survive the expiration or termination of this Agreement, shall so survive the expiration and/or termination of the this Agreement. Without limiting the immediately preceding sentence, all warranties and indemnities by either party under this Agreement shall survive the expiration or termination of this Agreement.

        14.4 No right or remedy conferred upon or reserved to Licensor or Licensee by this Agreement is intended to be, nor shall be deemed, exclusive of any other right.

15.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSOR AND LICENSEE.

        15.1 Licensor hereby represents, warrants and covenants to Licensee as follows:

               15.1.1 Licensor is a corporation duly organized, validly
                      existing, and in good standing under the laws of the State of Florida and that it has all requisite corporate power and authority necessary to make and perform its obligations under this Agreement. The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed by Licensor pursuant hereto, and the consummation of the transactions contemplated hereby, have each been duly and validly authorized by all necessary action of Licensor. This Agreement constitutes a valid, legal and binding agreement of Licensor enforceable by Licensee in accordance with its terms, subject to bankruptcy, insolvency, reorganization, receivership or other laws affecting rights of creditors generally and subject to general equity principles.

               15.1.2 Licensor is qualified to do business in all states
                      and in any other jurisdiction in which such qualification is required or where Licensor maintains an office or does substantial business.

               15.1.3 The execution, delivery and performance of this
                      Agreement by Licensor, its compliance with the terms hereof and consummation of the transactions contemplated hereby will not violate, conflict with, result in a breach of, give to any right of termination, cancellation or acceleration under, constitute a default under, be prohibited by or require any additional approval under:
                      (1) Licensor's charter, by-laws, or other organizational documents, or any other material instrument or agreement to which Licensor is a party or by which Licensor is bound or which affects this Agreement, or (2) any and all laws, orders, injunctions or decrees applicable to Licensor.

               15.1.4 Licensor possesses and will maintain at all times
                      while this Agreement is in effect any and all necessary licenses and permits required by any and all laws necessary to conduct the business contemplated by the terms of this Agreement. Licensee's obligations under this Agreement and the Processing Agreement do not require Licensee to obtain or maintain any such state or local licenses or permits.

               15.1.5 Neither Licensor nor its agents know of, or with
                      the exercise of reasonable diligence, would know of any suit, action, arbitration or legal or administrative or other proceeding pending or threatened against Licensor which would affect is ability to perform its obligations under this Agreement.

         15.2 Licensee hereby represents, warrants and covenants to Licensor as follows:

               15.2.1 Licensee is a federal savings bank duly chartered,
                      validly existing, and in good standing under the laws of the United States and that it has all requisite corporate power and authority necessary to make and perform this Agreement. The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed by Licensee pursuant hereto, and the consummation of the transactions contemplated hereby, have each been duly and validly authorized by all necessary action of Licensee. This Agreement constitutes a valid, legal and binding agreement of Licensee enforceable by Licensor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, receivership or other laws affecting rights of creditors generally and subject to general equity principles.

               15.2.2 Subject to Licensor's full compliance with
                      Licensor's representations and warranties under this
                      Agreement:

                      (1) The execution, delivery and performance of this
                          Agreement by Licensee, its compliance with the terms hereof and consummation of the transactions contemplated hereby will not violate, conflict with, result in a breach of, give rise to any right of termination, cancellation or acceleration under, constitute a default under, be prohibited by or require any additional approval under: (i) Licensee's charter, by-laws, or other organizational documents, or any other material instrument or agreement to which Licensee is a party or by which Licensee is bound or which affects this Agreement, or (ii) any and all laws, orders, injunctions or decrees applicable to Licensee.

                      (2) Licensee possesses and will maintain its federal
                          savings bank charter at all times while this Agreement is in effect.

                      (3) Neither Licensee nor its agents know of, or
                          with the exercise of reasonable diligence, would know of any suit, action, arbitration or legal or administrative or other proceeding pending or threatened against Licensee which would affect its ability to perform its obligations under this Agreement.

               15.2.3 Each party agrees that it will not use the
                      trademarks, service marks, logo, name or any other proprietary descriptions of the other party or the other party's parent or affiliates, whether registered or unregistered, without the other party's prior written consent.

               15.2.4 Each party agrees to notify the other as soon as
                      practicable of any formal request by a governmental agency to examine records pertaining to the other party or its customers, if the party being subjected to such examination is permitted to so notify the other party. Each party agrees that the other party is authorized to fully cooperate with any such examination, and that such cooperation will not constitute a breach of this Agreement, including, without limitation, a breach of the confidentiality provisions in Section 10.13 hereof.

16.     MISCELLANEOUS.

        16.1 This Agreement may not be assigned, in whole or in part, by any party hereto without the prior written consent of the other party, except to: (1) a parent company or wholly owned subsidiary of the assigning party, (2) a person or entity that purchases in excess of fifty percent (50%) of either party's voting stock, or
               (3) any entity which purchases substantially all assets of the assigning party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        16.2 All notices required to be given hereunder will be considered delivered when placed in the United States Mail, certified mail, return receipt requested, properly addressed, or when delivered by courier, to the parties at their respective addresses as set forth on the signature page of this Agreement; provided that a party may change its address for notices hereunder by giving the other party written notice of such change.

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

        16.3 This Agreement constitutes the entire agreement of the parties and supersedes all prior understandings, whether written or oral, between the parties thereto. This Agreement will not be modified except by written instrument duly executed by Licensor and Licensee. Any approvals or consents required by either party by the terms of this Agreement shall not be unreasonably withheld. Notwithstanding the above, in the event either party expressly waives a default or breach of the other party, this waiver will not be considered a waiver of a later default or breach of the same or any other provision of this Agreement. If either party fails to object or take affirmative action with respect to any conduct of the other party which is in violation of the terms of this Agreement, this failure shall not be construed as a waiver of such terms between the parties hereto.

        16.4 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

        16.5 Neither party shall be liable to the other party for any loss or damage due to delays or failure to perform resulting from an event of "Force Majeure," which shall mean and include: an act of God; accident; war; fire; lockout; strike or labor dispute; riot or civil commotion; act of public enemy; enactment, rule, order or act of civil or military authority; acts or omissions of the other party; judicial action; inability to secure adequate materials, labor, or facilities; the inability of carriers to make scheduled deliveries; or any other event beyond the reasonable control of such party. Notwithstanding the foregoing, Force Majeure shall not excuse either party from making payments when due.

        16.6 This Agreement shall be construed fairly as to both parties and not in favor of or against either party, regardless of which party prepared this Agreement.

        16.7 This Agreement will be interpreted and construed in accordance with, and will be governed by, the laws of the State of Georgia. The parties hereto irrevocably submit themselves to the jurisdiction of the courts of the State of Georgia. Any suit or action arising out of this Agreement may be brought in the court of competent jurisdiction in the County of Fulton, State of Georgia. Service of process may be made, in addition to any other method permitted by law, by certified mail, return receipt requested, sent to the applicable address set forth herein.

        16.8 Notwithstanding anything to the contrary in this Agreement, Licensee may enter into any agreement with third parties for similar services or otherwise directly offer, originate or make mortgage loans in any states.

        16.9 In the event Licensor makes secondary market commitments in the name of Licensee to sell Loans on behalf of Licensee and pursuant to this Agreement, Licensor agrees to sell and deliver such Loans in accordance with the secondary market commitments made in the name of and on behalf of Licensee with respect to such Loans; provided that nothing in this Agreement shall authorize Licensor to make such commitments in the name of or on behalf of Licensee.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this Agreement in duplicate on the day and year first above written.

ATLANTA INTERNET BANK, FSB      FIRST MORTGAGE NETWORK, INC.
LICENSEE        LICENSOR

By: /s/ D. R. Grimes            By: /s/ David W. Larson
    -------------------------      ---------------------------
Name: D. R. Grimes              Name: David W. Larson

Title: Vice Chairman & CEO      Title: President
    -------------------------      ---------------------------
        [BANK SEAL]                    [CORPORATE SEAL]

Address for Notices:    Address for Notices:

Atlanta Internet Bank, FSB      First Mortgage Network, Inc.
950 Northpoint Parkway          8751 Broward Blvd.
Suite 350                       Fifth Floor
Alpharetta, GA 30005            Plantation, FL 33324
Fax: (770) 343-6464             Fax:  (954) 452-0800
Attn:   Don Shapleigh           Attn:  John T. Rodgers

APPENDIX  A


** indicates information which has been omitted pursuant to a confidential treatment request filed separately with the Commission.
`